EXHIBIT 99.1
News Release
Contacts:	Media - Alan H. McCoy, Vice President, Government and Public Relations (513) 425-2826 Investors – Albert E. Ferrara, Jr., Vice President, Finance & CFO (513) 425-2888

AK Steel and UAW Reach Tentative Contract Agreement For Zanesville Works

MIDDLETOWN, OH, May 3, 2006 — AK Steel (NYSE: AKS) and the United Auto Workers (UAW) have tentatively agreed to a new labor agreement covering about 200 hourly production and maintenance employees of Local 4104 at the company’s Zanesville (OH) Works. The tentative agreement is subject to ratification by Local 4104 members.

“We are pleased to have reached a tentative agreement that both parties believe serves their needs in this competitive environment,” said James L. Wainscott, chairman, president and CEO of AK Steel.

Headquartered in Middletown, Ohio, AK Steel produces flat-rolled carbon, stainless and electrical steel products, as well as carbon and stainless tubular steel products, for automotive, appliance, construction and manufacturing markets.

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